                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Plan (as amended), 2000 Director Option Plan, 2000 Employee Stock Purchase Plan, 2000 Stock Plan and options to purchase Series E Preferred Stock of our report dated March 24, 2000 with respect to the consolidated financial statements of Microtune, Inc. included in its Registration Statement (Form S-1, No. 333-36340) filed with the Securities and Exchange Commission.



/s/ Ernst & Young, LLP


Dallas, Texas
October 6, 2000